UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K/A

Amendment No. 1

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 9, 2015 (December 5, 2015)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) of HPIL Holding amends our Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 9, 2015 (the “Original Filing”), to correct issues related to the incorrect presentation of Item numbers disclosed and labeling of documents in the Edgar system for the Original Filing.  In the Original Filing, the Form 8-K was incorrectly labeled as the exhibit and vice versa.  Additionally, with respect to the Original Filing, the Edgar system incorrectly reported that only Item 9.01 was disclosed instead of Items 1.02 and 9.01.  These issues are corrected with the filing of the Amendment.  The substance of the Form 8-K and exhibit are unchanged in the Amendment.

Except as stated in this Explanatory Note, no other information contained in any Item of the Original Filing is being amended, updated or otherwise revised.  This Amendment speaks as of the filing date of the Original Filing, does not reflect any events that may have occurred subsequent to such date, and does not modify or update in any way disclosures made in the Original Filing except as stated above.

Item 1.02 TERMINATION OF a Material Definitive Agreement.

On December 5, 2015, HPIL Holding (the “Company) entered into a Mutual Termination Agreement (the “Agreement”) with World Traditional Fudokan Shotokan Karate-Do Federation, a worldwide karate federation based in Switzerland (“WTFSKF”; WTFSKF and the Company may be referred to herein individually as a “Party” or, collectively, as the “Parties”). Pursuant to the Agreement, the Parties terminated that certain Product Reseller Agreement (the “Product Reseller Agreement”) entered into between HPIL HEALTHCARE Inc. and WTSKF on October 9, 2014, pursuant to which, beginning in 2017, the Company was to supply its IFLOR Stimulating Massage Device - Standard Version to WTFSKF for resale exclusively at WTFSKF-sanctioned events and through the WTFSKF members and their official affiliates.  The termination of the Product Reseller Agreement pursuant to the Agreement was mutual, without recourse or the incurrence of penalty by either party thereto, and effective on December 5, 2015.  HPIL HEALTHCARE Inc., formerly a wholly owned subsidiary of the Company, was merged with and into the Company effective as of May 28, 2015, as a result of which the Company succeeded to and assumed all rights and obligations of HPIL HEALTHCARE Inc., including those arising from the Product Reseller Agreement.

The foregoing summaries of the Agreement and the Produce Reseller Agreement are not complete and are qualified in their entirety by reference to the complete text of the Agreement and Product Reseller Agreement, respectively.  The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.  The Product Reseller Agreement was filed as an Exhibit to the Company’s Current Report on Form 8-K filed on October 9, 2014.

Item 9.01 Financial Statements and Exhibits.

            (d)  Exhibits

Exhibit                       Description

10.1                             Mutual Termination Agreement entered into by and between HPIL Holding and World Traditional Fudokan Shotokan Karate-Do Federation on December 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: December 9, 2015	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary